UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 30, 2018, Village Bank and Trust Financial Corp. (the “Company”) redeemed all of the remaining 5,027 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, plus accrued dividends through that date. The redemption price was $5,027,000 and accrued dividends amounted to $56,553.75. Proceeds from the Company’s recently announced sale of $5.7 million of subordinated debt was used for the redemption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: March 30, 2018	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

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